UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2006
R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation)	File Number)

1001 Winstead Drive, Cary NC		27513
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (919) 297-1600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 22, 2006, the Compensation and Benefits Committee (“Committee”) of the Board of Directors (“Board”) of R.H. Donnelley Corporation (“Company”) established certain performance measures for fiscal year 2007 that apply to the Company’s named executive officers under the Company’s annual cash incentive program (“AIP”) pursuant to the Company’s 2005 Stock Award and Incentive Plan (the “2005 Plan”). The performance measures include advertising sales growth, EBITDA, and free cash flow per share. The other material terms and conditions of the AIP and the Plan were described in the Company’s proxy statement dated April 24, 2006, and the Plan has been filed as Exhibit 10.15 and the form of AIP award agreement has been filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
Each of the performance measures is a non-GAAP financial measure. In its Current Report on Form 8-K furnished to the Securities and Exchange Commission on October 27, 2004, the Company disclosed that it would utilize these non-GAAP measures for executive compensation purposes, and also identified the most comparable GAAP measures, discussed quantitative reconciliations between the applicable GAAP and non-GAAP measures, and provided such other information required by Regulation G under the Securities Exchange Act of 1934 (the “1934 Act”) and Item 10(e) of Regulation S-K under the 1934 Act.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation

	By:	/s/ Robert J. Bush

Robert J. Bush Senior Vice President, General Counsel & Corporate Secretary

Date: December 28, 2006